EXHIBIT 8(e)
JANUS GROUP OF MUTUAL FUNDS
P.O. Box 173375
Denver, Colorado 80217-3375
800/5252-3713


                                LETTER AGREEMENT


                                                                 October 9, 1992



State Street Bank and Trust Company
1776 Heritage Drive
No. Quincy, MA 02171

Gentlemen:

     Please be advised that Janus Investment Fund (the "Fund") has established several new series of shares as noted below. In accordance with the Additional Funds provision in Section 16 of the Custodian Contract dated July 31, 1986, as amended, between the Fund and State Street Bank and Trust Company ("State Street"), the Fund hereby requests confirmation that State Street will act as custodian for foreign securities for the new series under the terms of the contract.

     Newly Organized Series:
          Janus Balanced Fund
          Janus Enterprise Fund
          Janus Short-Term Bond Fund

     Reorganized Series:
          Janus Twenty Fund (formerly Janus Twenty Fund, Inc.)
          Janus Venture Fund (formerly Janus Venture Fund, Inc.)
          Janus Flexible Income Fund
               (formerly a series of Janus Income Series)
          Janus Intermediate Government Securities Fund
               (formerly a series of Janus Income Series)

     The new series established pursuant to the reorganization of Janus Twenty Fund, Inc., Janus Venture Fund, Inc. and Janus Income Series (including the series Janus Flexible Income Fund and Janus Intermediate Government Securities
Fund) render the separate Custodian Contracts between such funds and State Street unnecessary. Accordingly, this letter also serves as notification of termination of such Custodian Contracts.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Fund and retaining one copy for your records.


JANUS INVESTMENT FUND

     By   /s/ David C. Tucker
          David C. Tucker, Vice President


STATE STREET BANK AND TRUST COMPANY

     By   /s/ ___________________________


Agreed to this 26 day of October, 1992